UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE                       91-1506719
(State or other jurisdiction of    (IRS Employer I.D. No.)
  incorporation or  organization)


1801- 16th AVENUE SW, SEATTLE, WASHINGTON   98134-1089
(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635





Item 5.  Other Events

Todd Shipyards Corporation ("Todd" or the "Company") (NYSE -
TOD) announced that at a meeting conducted on April 12th, its Board of Directors declared a dividend of ten cents ($0.10) per share payable on June 23, 2003, to shareholders of record as of June 2, 2003. The dividend is the first dividend declared by the Company since emerging from a bankruptcy reorganization in 1991. Patrick W. E. Hodgson, Chairman of the Board of Todd, indicated that it is the intention of the Board to consider and act upon the payment of future dividends on a regular quarterly basis. Future dividend declarations will depend, among other factors, on the Company's earnings and prospects, its cash position and investment needs.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

28-1 Press Release dated April 15, 2003.



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 15, 2003.


______________________________
By:  Michael G. Marsh
On Behalf of the Registrant as
Secretary and General Counsel